UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2024

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue,
6th Floor
New York,
NY	10017
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (332) 236-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date (defined below) in connection with the Transaction (defined below), BE Anadarko II, LLC (“BE Anadarko”), a subsidiary of Benchmark Energy II, LLC (together with its subsidiaries, “Benchmark”), a majority-owned subsidiary of Acacia Research Corporation (the “Company”), entered into a Loan Agreement (the “Loan Agreement”), by and among BE Anadarko, as Borrower, Frost Bank, as Administrative Agent and LC Issuer (“Frost Bank”), and the lenders from time to time party thereto (the “Lenders”), governing a new revolving credit facility (the “Revolving Credit Facility”), with a maximum aggregate credit amount of $150 million, of which approximately $85 million was available at the Closing Date, that BE Anadarko may draw upon from time to time subject to the terms and conditions set forth in the Loan Agreement. The Revolving Credit Facility will mature three years from the Closing Date and includes a letter of credit subfacility.

On the Closing Date, $82.7 million, including $0.66 million related to letters of credit, was drawn under the Revolving Credit Facility. The Revolving Credit Facility is secured by all assets of BE Anadarko and the guarantors party thereto, subject to customary exclusions and exceptions.

Borrowings under the Revolving Credit Facility will bear interest at a rate per annum equal to the “Adjusted Term SOFR Margin Rate” (as defined in the Loan Agreement) plus a margin of 3.00% to 4.00%. The applicable margin will be determined based on a monthly utilization percentage, and the availability will be determined by reference to a borrowing base calculation. Unused commitments under the Revolving Credit Facility are subject to a commitment fee 0.50% payable on a quarterly basis.

The obligations under the Revolving Credit Facility are guaranteed by Benchmark Operating, LLC, an indirect majority-owned subsidiary of the Company.

The Loan Agreement contains customary covenants with respect to BE Anadarko and its subsidiaries, including, among others, limitations on indebtedness, liens, mergers, issuances of disqualified capital stock, dispositions, payment of dividends, investments and new businesses, amendments of organizational documents and other material contracts, hedging contracts, sale and lease back transactions and transactions with affiliates. In addition, the Loan Agreement contains covenants that require BE Anadarko to maintain certain financial ratios related to its consolidated current assets and leverage. The Loan Agreement also contains certain events of default, including, among others, nonpayment, inaccuracy of representations and warranties, violation of covenants, cross-default to other indebtedness, bankruptcy, material judgments, or a change of control. Upon the occurrence of an event of default, the Lenders may terminate the commitments under the Loan Agreement and declare all loans due and payable.

The foregoing description of the Loan Agreement does not purport to be complete, is subject to and is qualified in its entirety by reference to the copy of the Loan Agreement attached hereto as Exhibit 10.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 17, 2024 (the “Closing Date”), Benchmark Energy II, LLC (together with its subsidiaries, “Benchmark”), a majority-owned subsidiary of the Company consummated the previously announced transactions contemplated in the Purchase and Sale Agreement, dated February 16, 2024, by and among Benchmark and Revolution Resources II, LLC, Revolution II NPI Holding Company, LLC, Jones Energy, LLC, Nosley Assets, LLC, Nosley Acquisition, LLC, and Nosley Midstream, LLC (collectively, “Revolution”) (the “Purchase Agreement”) that was reported by the Company in the Form 8-K filed on February 20, 2024 with the Securities and Exchange Commission (“SEC”).

At the closing of transactions pursuant to the Purchase Agreement, among other things, Benchmark acquired certain upstream assets and related facilities in Texas and Oklahoma, including approximately 140,000 net acres and an interest in approximately 470 operated producing wells, upon the terms and subject to the conditions of the Purchase Agreement (such purchase and sale, together with the other transactions contemplated by the Purchase Agreement, the “Transaction”) for a purchase price of $145 million in cash (the “Purchase Price”), subject to customary post-closing adjustments. The Company’s contribution to Benchmark to fund its portion of the Purchase Price and related fees was

$59.9 million, which was funded from cash on hand. The remainder of the Purchase Price was funded by a combination of borrowings under the Revolving Credit Facility and the remaining being funded through a cash contribution of $15.25 million from other investors in Benchmark, including McArron Partners. Following closing, the Company’s interest in Benchmark is approximately 73.5%.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete, is subject to and is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On April 17, 2024, the Company issued a press release (the “Press Release”) announcing the consummation of the Transaction. A copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based upon the Company’s current expectations and speak only as of the date hereof. All statements, other than statements of historical fact are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “positioned,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those projected, including, but not limited to: the risk of litigation and/or regulatory actions related to the Transaction; changes in reserve or production levels; conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, Natural Gas Liquids and natural gas and the resulting impact on price; changes in political or economic conditions in the U.S. and elsewhere, including changes in foreign currency exchange rates, interest rates, inflation rates and global and domestic market conditions; actions taken by the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia affecting the production and pricing of crude oil and other global and domestic political, economic or diplomatic developments; capital available for exploration and development; risks related to hedging activities; voluntary or involuntary curtailments, delays or cancellations of certain drilling activities; well production timing; liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits; drilling and operating risks; lack of, or disruption in, access to storage capacity, pipelines or other transportation methods; availability of drilling rigs, materials and labor, including the costs associated therewith; difficulty in obtaining necessary approvals and permits; the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases; non-performance by third parties of contractual or legal obligations, including due to bankruptcy; unexpected events that may impact distributions from our equity method investees; changes in our credit ratings; hazards such as weather conditions, a health pandemic (similar to COVID-19), acts of war or terrorist acts and the government or military response thereto; security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business; changes in safety, health, environmental, tax and other regulations, requirements or initiatives, including initiatives addressing the impact of global climate change, air emissions, or water management; impacts of the Inflation Reduction Act of 2022; and unknown geological, operating and economic factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this new release, except as required by law. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K and Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K and Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1*	Loan Agreement, dated as of April 17, 2024, by and among BE Anadarko, as Borrower, Frost Bank, as Administrative Agent and LC Issuer, and the lenders from time to time party thereto.

10.2*	Purchase and Sale Agreement dated February 16, 2024, by and between Revolution Resources II, LLC, Revolution II NPI Holding Company, LLC, Jones Energy, LLC, Nosley Assets, LLC, Nosley Acquisition, LLC, and Nosley Midstream, LLC, as Sellers, and BE Anadarko II, LLC, as Buyer, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 20, 2024.

99.1	Press Release dated April 17, 2024 of Acacia Research Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2024
ACACIA RESEARCH CORPORATION

	By:	/s/Jason Soncini
	Name:	Jason Soncini
	Title:	General Counsel